SCHEDULE 14A
                (Rule 14a-101)

   INFORMATION REQUIRED IN PROXY STATEMENT
        SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the
   Securities Exchange Act of 1934 (Amendment No.   )

Filed by the registrant [x]

Filed by a party other than the registrant [  ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or
     Rule 14a-12


Strategia Corporation
(Name of Registrant as Specified in Its Charter)


Strategia Corporation
(Name of Person(s) Filing Proxy Statement)


Payment of filing fee (Check the appropriate box):
  [x]  No fee required

  (1) Title of each class of securities to which transactions applies:

  (2) Aggregate number of securities to which transaction applies:

  (3) Per unit price of other underlying value of transaction computer pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

  (1)  Amount previously paid:
  (2)  Form, schedule or registration statement no.:
  (3)  Filing party:
  (4)  Date filed:




STRATEGIA CORPORATION

Notice of Annual Meeting of Shareholders
To Be Held December 16, 1997


     NOTICE IS HEREBY GIVEN that the Annual Meeting of
Shareholders of Strategia Corporation (the "Corporation"), will be held at the Corporation's offices at 10301 Linn
Station Road, Louisville, Kentucky, on Tuesday,
December 16, 1997, at 2:00 p.m., local time, for the purposes of:

  (1)  Electing four directors.

  (2) Acting on a proposal to approve amendments to the Corporation's 1988 Stock Option Plan.

  (3) Transacting such other business as may properly be brought before the meeting or any adjournments thereof.

     All shareholders are cordially invited to attend the meeting, but whether or not you expect to attend the meeting in person, please sign and date the enclosed proxy form and return it promptly so that your shares may be voted.

                  By Order of the Board of Directors

                           Richard W. Smith
                           President


Louisville, Kentucky
November 17, 1997





  YOUR VOTE IS IMPORTANT

  Please date, sign and promptly return the enclosed proxy card in the accompanying postage paid envelope.



  STRATEGIA CORPORATION
  10301 Linn Station Road
  Louisville, Kentucky  40223



PROXY STATEMENT FOR ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD DECEMBER 16, 1997



     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Strategia
Corporation (the "Corporation"), a Kentucky corporation, of the accompanying proxy card for use at the Annual Meeting of Shareholders to be held on December 16, 1997, and at any adjourned meeting thereof (the "Annual Meeting").

     The close of business on November 6, 1997, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting
(the "Record Date"). On the Record Date, the Corporation had 4,664,893 shares of Common Stock outstanding. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the Annual Meeting.

     This Proxy Statement and enclosed proxy card are first being sent or given to shareholders on or about
November 17, 1997.

          ACTION TO BE TAKEN BY PROXIES

     When the enclosed proxy card is properly executed and returned in the envelope provided, the shares represented by the proxy card will be voted at the Annual Meeting in accordance with the shareholder's instructions.
If no instructions are specified, such shares will be voted in favor of management's nominees to the Board of Directors and the proposed amendments to the Corporation's 1988 Stock Option Plan, and in management's discretion on such other matters as may be properly brought before the Annual Meeting.

     Each shareholder has one vote per share on all matters coming before the Annual Meeting, but in the election of directors, each shareholder may vote in the aggregate the number of shares held by him on the Record Date multiplied by the number of directors to be elected at the election.
A shareholder may cast all his votes for one nominee, or he may distribute his votes among as many nominees as he chooses. The Board of Directors is soliciting discretionary authority for the proxy holders to cumulate votes in this fashion.

     A shareholder may revoke a proxy card at any time before its exercise by filing a written notice of revocation or a duly executed proxy card bearing a later date with the Secretary of the Corporation. The powers of proxy holders will be suspended if the person executing the proxy card attends the Annual Meeting in person and so requests. Attendance at the Annual Meeting will not in itself constitute a revocation of the proxy appointment.


          PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information as of November 6, 1997 with respect to the shares of Common Stock owned (i) by each person known to the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock (ii) by each of the Corporation's directors and executive officers, and (iii) by all directors and officers as a group. As of November 6, 1997, there were 4,664,893 outstanding shares of Common Stock, which is the Company's only class of voting shares.

Directors and Executive Officers  Number of Shares
Percent of Class(2)

John P. Snyder   1,397,937 (3)   28.9%
Richard W. Smith   216,425 (4)   4.5%
James P. Buren   194,409 (5)   4.1%
John A. Brenzel   84,544 (6)   1.8%
James A. Huguenard   0 (7)   *
Roland Esnis   0 (8)   *
All current directors and officers as a group (8 persons)
1,894,860 (9)   37.6%


5% Beneficial Owners

TSF Investment Group LLC
9707 Shelbyville Road
Louisville, KY  40223    279,780 (10)   5.9%

EPI Corporation
9707 Shelbyville Road
Louisville, KY  40223    1,363,903 (11)   28.3%

EPI Corporation,
John P. Snyder,
Max G. Baumgardner,
James E. Buchart,
J. Ben Cress,
Robert H. Loeffler,
Henry A. Schumpf,
Grace W. Wilkins
9707 Shelbyville Road
Louisville, KY  40223    1,576,085 (11)(12)   32.5%

*Indicates less than 1%

(1) Based on information furnished to the Company by the named person, and information contained in filings with the Commission. Under the rules of the Commission, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days.
Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned.

(2) Shares of Common Stock subject to options or warrants that are or will become exercisable within 60 days have been deemed outstanding for computing the percentage of class of the listed person or the group, but are not deemed outstanding for computing the percentage of class for any other person.

(3) Includes 1,363,903 shares of Common Stock beneficially owned by EPI Corporation. (See footnote 12.) Mr. Snyder is President, a director, and largest single shareholder of EPI Corporation. Mr. Snyder shares voting and investment power with respect to, and disclaims beneficial ownership of, the shares owned by EPI Corporation, which are included once in the shares beneficially owned by all directors and officers as a group. Mr. Snyder's total also includes 4,000 shares subject to currently exercisable stock options, and 7,885 shares issuable upon the exercise of warrants. The total does not include 2,000 shares subject to option grants contingent upon approval of the proposed amendments to the 1988 Option Plan.

(4) Includes 110,000 shares subject to currently exercisable stock options, 3,710 shares issuable upon the conversion of warrants, and 500 shares owned individually by Mr. Smith's wife.


(5) Includes 90,000 shares subject to currently exercisable stock options, and 3,710 shares issuable upon the exercise of warrants.

(6) Includes 4,000 shares subject to currently exercisable stock options, and 1,855 shares issuable upon the exercise of warrants. The total does not include 2,000 shares subject to option grants contingent upon approval of the proposed amendments to the 1988 Option Plan.

(7) Does not include 35,000 shares subject to stock options that are not currently exercisable.

(8) Does not include 15,000 shares subject to stock options that are not currently exercisable.

(9) Includes 16,950 shares subject to currently exercisable stock options held by nonexecutive officers in addition to shares beneficially owned by the five directors and executive officers listed in the table.
Does not include shares subject to options contingent upon approval of the proposed amendment to the 1988
Stock Option Plan.

(10) Includes 45,403 shares issuable upon the exercise of warrants.

(11) Includes 153,271 shares issuable upon the exercise of warrants.

(12) Includes 1,363,903 shares of Common Stock beneficially owned by EPI Corporation, for which the named individuals, as directors of EPI Corporation, share voting and investment power. The individual members of this group together own the majority of shares of EPI Corporation. Also includes 25,870 shares issuable upon the exercise of warrants, 3,000 shares issuable upon the exercise of options, respectively, held by group members other than EPI Corporation.
Also includes 2,500 shares held by members of the immediate family of a group member for which beneficial ownership is disclaimed. The total does not include
2,000 shares subject to option grants contingent upon approval of the proposed amendments to the 1988 Option Plan.

          ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of four members, all of whose terms expire at the Annual
Meeting. The Corporation's four present directors, John A. Brenzel, James P. Buren, Richard W. Smith, and John P. Snyder, have been nominated for reelection as directors.

     Article 4 of the Corporation's Articles of
Incorporation provides that the Board of Directors may consist of four to nine directors, the exact number to be fixed by the Board of Directors or the shareholders.
The term of any director elected by the Board to vacant directorships, whether created by increasing the number of directors or otherwise, between meetings of the shareholders to elect directors will expire at the next shareholders meeting at which the directors are elected.

     If any named nominee should refuse or be unable to serve, the Board of Directors believes the proxy holders will vote the shares represented by the enclosed proxy card for such substitute nominee, if any, as may be proposed by the Board of Directors. No circumstances are known, however, that would prevent any of the nominees from serving. The four candidates receiving the four highest vote totals under cumulative voting will be elected as directors at the Annual Meeting.
Abstentions and broker non-votes will not be counted as a vote for any candidate.

          MANAGEMENT

     The following information is furnished as of the Record Date, with respect to each person nominated for election as a director at the 1997 Annual Meeting and each of the Corporation's executive officers who are not directors. If elected, all directors will hold office until the Corporation's next annual meeting of shareholders to be held in 1998, and until their successors are elected and qualified.

Directors       Age       Position with the Corporation

Richard W. Smith     43     President and Director


James P. Buren     58     Director

John P. Snyder     58     Secretary and Director

John A. Brenzel      56     Director

Executive Officers

James A. Huguenard     43     Vice President and General
Counsel

Roland Esnis     31     Directeur Generale, Twinsys
Dataguard SA


Richard W. Smith has been President and a director of the Corporation since its inception in September 1984. Mr.
Smith previously served as General Manager of PDW
Computer Systems, Inc., which markets computer systems.

James P. Buren has been a director of the Corporation since its inception in September 1984. Mr. Buren, who served as Executive Vice President - Technology of the
Corporation for thirteen years prior to his retirement in October 1997, also provides consulting services to the Corporation. From 1980 to 1984, Mr. Buren was
President and sole shareholder of Buren & Company, Inc., a data processing consulting firm.

John P. Snyder has been a director of the Corporation since November 1984 and Secretary since 1985. During the past five years, Mr. Snyder has served as President and Chairman of EPI Corporation, which currently operates 20 nursing homes.

John A. Brenzel, a director of the Corporation since
November 1984, is a business consultant.  From January
1991 until June 1994, Mr. Brenzel was President and
Chief Executive Officer of Commonwealth Bank & Trust
Company, Middletown, Kentucky. From 1984 to 1990, he was Chairman and Chief Executive Officer of Shelby
County Trust Bank, Shelbyville, Kentucky.

James A. Huguenard has served as Vice President and
General Counsel of the Corporation since August 1997.
Prior to August 1997, Mr. Huguenard was a member of the law firm Brown, Todd & Heyburn PLLC, where he had practiced since 1983.

Roland Esnis has served as Directeur Generale of Twinsys of Dataguard SA ("Twinsys"), the Corporation's Paris,
France subsidiary since August 1995.  Mr. Esnis joined
Twinsys in a marketing position when it was established in February 1995. From July 1993 to February 1995 he held a similar position with Twinsys SA, and unrelated computer services firm whose operating assets were acquired by Twinsys. Mr. Esnis held marketing positions with Systar, a software company, from November 1991 to June 1993 and with the disaster recovery division of Telesystemes, a computer services affiliate of France
Telecom, from January 1990 to November 1992.

          Meetings and Committees

The Corporation's Board of Directors has three standing committees, the Audit Committee, the Executive Compensation
Committee, and the Stock Option Committee. The members of each of these committees are John A. Brenzel and John P.
Snyder.  The Audit Committee had two meetings in 1996.
This committee reviews the audit plans and the results of audits performed by its independent certified public accountants. The Executive Compensation Committee, which determines the compensation of the Corporation's executive officers, and the Stock Option Committee, which administers the 1988 Stock Option Plan and the 1990 Stock Grant Plan, met one time in 1996.

The Corporation's Board of Directors had five meetings during 1996. All directors attended these meetings.

The Board of Directors considers the nomination of directors but does not have a standing committee. The following is the provision in the Corporation's Bylaws regarding the nomination of directors by shareholders:

2.4 Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the Secretary of the Corporation not less than three days after the giving of the notice of the meeting nor more than fifty days before any meeting of shareholders held for the election of directors. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

(a)  the name and address of each proposed nominee;

(b)  the principal occupation of each proposed nominee;

(c) the total number of shares that to the knowledge of the notifying shareholder or shareholders will be voted for each proposed nominee;

(d) the name and residence address of each notifying shareholder; and

(e)   the number of shares owned by each notifying shareholder.

The chairman of any meeting of shareholders held for the election of directors may in his discretion disregard any votes cast for any nominee whose nomination was not made in accordance with these nomination provisions.

          EXECUTIVE COMPENSATION

The following table sets forth the cash compensation earned by the Corporation's executive officers for each of the last three fiscal years.

                Annual Compensation         Long-Term
    Name and
Principal Position     Year     Salary     Bonus
Other Annual Compensation     Long-Term Compensation..
   Stock Options#

Richard W. Smith, President
     1996     $117,000     $0     $6,000     75,664
     1995     103,500     28,437     6,000     25,000
     1994      99,000     366     6,000     0

James P. Buren, Executive Vice President
     1996     $105,000     $0     $6,000     64,631
     1995     93,000     14,788     6,000     17,500
     1994     89,000     0     6,000     0

Roland Esnis, Directeur Generale, Twinsys Dataguard SA
     1996     $68,716     $40,647      $ -     $15,000
     1995*     56,864     23,530     -     -
     *Mr. Esnis joined Twinsys on February 1, 1995.

The Corporation currently does not have a retirement plan for its officers and employees.

          Stock Options

     The following table sets forth information relating to grants of stock options to the Corporation's executive officers during 1996. The option exercise price is at the market price of the Common Stock on the date of the grant.

          OPTION/SAR GRANTS IN LAST FISCAL YEAR
     Individual Grants

Name

Number of Securities     % of Total Options/     Exercise
Underlying Options/      SARS Granted to         or Base
SARs Granted             Employees               Price
                                                 ($/sh)

Expiration Date

Richard W. Smith     75,664     44.4%     $7.00
10/14/2006

James P. Buren     64,631     38.0%     $7.00
10/14/2006

Roland Esnis     15,000     8.8%     $7.00
10/14/2006

The following table sets forth as of December 31, 1996 the value of unexercised options granted to the Corporation's executive officers. In 1996, no options were exercised under the 1988 Plan. The average of the closing bid and asked price of the Common Stock on December 31, 1996 was $7.125 per share.

Number of Shares Subject                 Value of
to Unexercised Options                   Unexercised
Name     Exercisable     Unexercisable     In-the-Money
Options

Richard W. Smith     110,000     0     $ 193,126

James P. Buren     25,369     64,631     $141,379

Roland Esnis     0     15,000     $ 26,335


Director Compensation

     Under the Corporation's 1988 Stock Option Plan, nonemployee directors first elected after May 15, 1989 are awarded options for 2,500 shares of Common Stock on the May 15th following election to the Board by the Corporation's shareholders, and each nonemployee director in office on May 15, 1989 or May 15th of any succeeding year automatically receives an option for 500 shares of Common Stock. The exercise price for options granted to nonemployee directors is the fair market value of the Common Stock on the date of grant, and options for approximately one-third of the shares become exercisable on May 15th of each of the first three years following grant. Options granted to nonemployee directors have a term of ten years.

     During 1996, Mr. Brenzel and Mr. Snyder each received an automatic grant of options to acquire 500 shares of Common Stock at an exercise price of $3.00 per share under the 1988 Plan. No options were exercised in 1996.

     The proposed amendment to the 1988 Stock Option
Plan would provide for a grant of 1,000 shares of Common
Stock per quarter to each nonemployee director.  See
"Proposed Amendment to 1988 Stock Option Plan."

     In addition to the annual grant of stock options, in 1997 the Corporation paid its nonemployee directors an annual retainer of $1,000 plus $750 per meeting for five regularly scheduled Board meetings. The Corporation plans to discontinue cash payments to its nonemployee directors if the proposed amendment to the 1988 Stock Option Plan is approved at the Annual Meeting.

          CONSULTING AGREEMENT

     James P. Buren, a director of the Corporation, entered into a consulting and non-competition agreement with the Corporation upon his retirement as Executive
Vice President-Technology on October 24, 1997. The agreement provides that Mr. Buren will provide consulting services to the Corporation, including technical product development, quality control and marketing, for a term through March 31, 2000. For his consulting services, Mr. Buren is paid a fixed daily rate based on services actually performed, subject to minimum weekly compensation based on his availability for service. The agreement provides that an option for 64,631 shares granted to Mr. Buren in 1996 will become exercisable in eight equal installments from April 1998 to January 2000.
Mr. Buren also agreed to certain restrictions on the timing of any sale by him of shares of Common Stock currently subject to options and warrants and is entitled to certain rights to have his shares registered in an underwritten offering of Common Stock by the Company.
Mr. Buren has agreed to continue to serve as a director of the Corporation so long as he is nominated and elected each year and to resign as a director upon the request of the other members of the Board of Directors.
The agreement also contains certain non-competition and confidentiality covenants.


          CERTAIN TRANSACTIONS

   In 1992, EPI Corporation loaned $300,000 to the Corporation to finance the Corporation's purchase of certain equipment to be installed in its computer center.
On January 17, 1995, EPI extended an additional $500,000 in credit under the loan to assist in financing the organization of, and purchase of certain assets by its French subsidiary. The annual interest rate paid on the loan was 1.5% above the "prime rate" as published in The Wall Street Journal. Each term of the loan was for 90 days, and the loan was renewed for additional 90-day terms through April 5, 1997, until repaid in full with proceeds from the sale of Common Stock in March 1997. The loan was secured by a second mortgage on the Corporation's real estate. The Corporation also issued 15,000 shares of Common Stock to EPI Corporation when the loan was originally made in 1992, and an additional 1,000 shares of Common Stock per $100,000 outstanding principal balance upon each renewal of the loan for an additional 90-day term. John P. Snyder, a director of the Corporation, is President, a director and the largest shareholder of EPI Corporation.

   On June 30, 1996, the Corporation issued a total of 64,546 shares of newly authorized Series AA Preferred and a warrant to purchase one share of Common Stock
("New Preferred Warrants") in connection with a plan to restructure certain of its current obligations to founding shareholders and preferred shareholders, including directors of the Corporation, EPI Corporation and certain of EPI's directors. The Corporation issued one share of Series AA Preferred and a New Preferred
Warrant in payment of each $10.00 in outstanding principal and interest due on loans made in 1985 by founding shareholders, or a total of 23,427 shares in payment of $234,344 in principal and interest on the shareholder loans. The interest rate on the retired shareholder loans was 10% per year. The Corporation also issued one share of Series AA Preferred and a New Preferred Warrant to holders of Series A Preferred
Stock ("Series A Preferred") in payment of each $10.00 of accrued, unpaid dividends payable on the Series A
Preferred, or a total of 6,952 shares in payment of dividend obligations totaling $69,552 as of June 30, 1996. In addition, the Corporation issued one share of Series AA Preferred and one new Preferred Warrant in exchange for each of the 34,167 shares of Series A
Preferred outstanding as of June 30, 1996 and the warrant to purchase one share of Common Stock that was originally issued with each Series A Preferred share
(an "Old Preferred Warrant").

   By restructuring its preferred stock and shareholder loans, the Corporation eliminated its outstanding obligations for accrued, unpaid dividends, reduced the principal balance of loans from shareholders, and reduced the rate of dividends and interest payable to preferred shareholders. As a result of these transactions, the Corporation's preferred shareholders, who have provided capital necessary for the expansion of the Corporation's business in past years, effectively extended the period for converting their preferred stock and exercising their warrants, and reduced the current exercise price per share on their warrants. The New Preferred Warrant issued with each share of Series AA Preferred, like the Old
Preferred Warrant accompanying the Series A Preferred, has an initial exercise price of $2.50 per share of Common Stock, which increases by $.50 per year to $4.50 per share during the fifth year after issuance. However, the Old Preferred Warrants would have expired at December
31, 1996, compared to the June 30, 2001 expiration date of the New Preferred Warrant, and the exercise price then in effect was reduced from $4.50 to $2.50 per share.

   The Company called all of the outstanding shares of Series AA Preferred for redemption on June 30, 1997.
Holders of all of the Series AA Preferred elected to convert their shares of Common Stock, and a total of 258,184 shares of Common Stock were issued to them as of June 30, 1997.

   In September and October 1996, the Corporation issued a total of 500,000 units comprised of one share of Common Stock and a warrant to purchase one share of Common Stock at a price of $3.75 per share (the "1996
Warrants") in a private placement. The offering price was $2.50 per unit, and placement proceeds totaled
$1,250,000. Directors, five percent beneficial owners of Common Stock and their affiliates who purchased units in the placement included John P. Snyder (5,097 units), EPI Corporation (126,106 units), directors of EPI Corporation other than Mr. Snyder (12,409 units) and TSF Investment Group LLC (37,967 units).

   Effective as of July 1996, Twinsys began offering disaster recovery and other services to users of Unix-based computer systems in France through Twin-X
SA, a newly organized subsidiary. Twinsys holds a 59.9% interest in Twin-X, and Roland Esnis and Francois Domine, Directeur Generale and Sales Manager of Twinsys, respectively, each holds an approximate
20% interest in Twin-X. Twinsys and Messrs. Esnis and Domine made proportional cash contributions to Twin-X for their respective interests in Twin-X.

   It is the Corporation's policy that all
material affiliated transactions and loans will be made or entered into on terms that are no less favorable to the Corporation than those that can be obtained from unaffiliated third parties. All future material affiliated transactions and loans must be approved by a majority of the independent directors who do not have an interest in the transactions.


          PROPOSED AMENDMENTS TO 1988 STOCK OPTION PLAN

     The Corporation's shareholders originally approved the 1988 Stock Option Plan (the "Plan") at the 1988
Annual Meeting. Amendments to the Plan approved by shareholders at the 1989 Annual Meeting authorized automatic annual grants of stock options to its nonemployee directors and made certain other changes.

     On November 13, 1997, the Board of Directors adopted proposal to further amend and restate the Plan and directed that the proposal be submitted for shareholder approval at the 1997 Annual Meeting. The following summary of the Plan and the proposed amendments to it is qualified in its entirety by reference to the text of the Plan, as most recently amended and restated, which is included as Appendix A to this Proxy Statement.

     The proposed amendments to the Plan (the "Plan
Amendment") would: (1) extend the term of the Plan to
April 7, 2008; (2) increase the number of shares of
Common Stock reserved for issuance under the Option
Plan from 10% of the number of shares of Common Stock
outstanding from time to time to the greater of 900,000
shares or 15% of the number of shares of Common Stock
outstanding from time to time; (3) increase the number
of shares subject to options automatically granted
to the Corporation's nonemployee directors ("Independent
Directors"); (4) modify provisions governing the
exercise of options after termination of employment; and
5) refine and clarify certain provisions of the Plan to
improve the administration of the Plan.   The Amendment
is intended to permit the Corporation to continue to include stock-based incentive awards as an important component of executive and director compensation, which the Board of Directors believes can contribute to a greater mutuality of interest in the Corporation's performance among employees, directors and shareholders.

     The following summary of provisions of the Plan and the changes proposed to be made by the Plan Amendment, is qualified in its entirety by reference to the text of the amended and restated Plan.

     Purpose

     The purposes of the Plan are to encourage ownership of Common Stock by employees who are in a position to contribute to the Corporation's progress, to provide them with an incentive to put forth maximum efforts for the Corporation's success, and to provide a valuable means of retaining key personnel as well as attracting new personnel when needed for future operations and growth. The Plan also provides for automatic grants of options to the Corporation's
Independent Directors to assist in attracting and retaining talented individuals to serve as directors.

     Shares Issuable Under the Plan

     The Plan currently authorizes grants of options to purchase up to the greater of 150,000 shares or 10% of the issued and outstanding shares of Common Stock.
Options for up to 85% of the shares authorized under the Plan may be granted to key employees of the Corporation, and options for up to 15% of such shares may be granted to nonemployee directors.

     The Plan Amendment would increase the number of shares available for option awards under the Plan to the greater of 900,000 shares or 15% of the shares of Common Stock outstanding from time to time. At any time when there were 6,000,000 or more shares of Common Stock outstanding, the number of shares available under the Plan would increase automatically whenever new shares were issued. However, the number of shares available under the Plan would not decrease if shares were redeemed or the number of shares of Common Stock outstanding were otherwise to decrease, except in the case of a proportional decrease in the number of shares of Common Stock held by all shareholders as a result of a reverse stock split or other similar change in the Common Stock. The allocation of a maximum number of shares to employee and director options would be eliminated. The increase in the number of shares available under the Plan will allow the Corporation to continue to make stock-based incentive compensation a significant component of compensation for key employees, which enhances the Corporation's ability to attract experienced technical and other personnel at a time when these individuals are in high demand in the computer services industry.

     Administration

     The Plan is administered by the Corporation's
Stock Option Committee (the "Committee"), consisting of two or more persons appointed by the Board of Directors who are not employees of the Corporation.

     Option Grants to Key Employees

     Eligibility.  Options may be granted to
employees of the Corporation who have substantial responsibility in the direction and management of the Corporation or its subsidiaries or have otherwise contributed to the Corporation's financial success.
The Committee is authorized to determine the employees to receive a grant of options, the number of shares subject to each option, and the terms and conditions of each option.

     Exercise Price. The exercise price of any option cannot be less than 75% of the fair market value of the Common Stock on the date of the grant, as determined in good faith by the Committee. If at the time of the grant of an option, the Common Stock is traded on a national securities exchange or market system on which sales prices are regularly reported, the fair market value of the Common Stock will not be less than the mean of the high and low asked or closing sales prices reported for the Common Stock on the date of the grant or the most recent trading day proceeding the date of the grant.

     Exercise of Option. Each option granted to employees can be exercised in one or more installments during its term and the right to exercise may be cumulative, as determined by the Committee. The Committee determines the expiration date of each option, but no option may expire later than ten years from the date of the grant, and no option may be exercised for a fraction of a share of Common Stock.

     Duration of Options. Currently, no option may be granted under the Plan later than April 7, 1998, but options granted before that date may extend beyond that date in accordance with the terms and provisions of the Plan. The Plan Amendment would extend the termination date of the Plan to April 7, 2008.

     Termination of Employment. The Plan currently provides that options granted to an employee who has been employed by the Corporation or a subsidiary for less than three years generally will terminate immediately upon termination of employment. Employees who have been employed by the Corporation or a subsidiary for three years or more have the right to exercise their options after termination of employment in the following circumstances. When termination of employment is due to death or disability, without regard as to whether the options were exercisable immediately before termination, options may be exercised within 24 months following termination of employment. When an employee retires, the employee can exercise any options that were exercisable immediately before the date of retirement within the following 24 months. When termination of employment is involuntary and without cause, as determined by the Committee, an employee can exercise any options that were exercisable immediately before the date of termination within the following 18 months. The Committee has discretion to provide longer or shorter termination periods for options in the option agreement with an employee.

     The Plan Amendment would eliminate the requirement that an employee be employed by the Corporation for three years to have the right to exercise options after termination of employment in the circumstances listed above.

          Option Grants to Independent Directors


     Automatic Grant of Options. The Plan provides for automatic grants of stock options to the Corporation's Independent Directors. Currently, each Independent Director first elected after 1989 is automatically granted options for 2,500 shares of Common Stock on the May 15th following his initial election to the Board by the Corporation's shareholders ("Initial Grant"). After the first year in office, each Independent Director is automatically granted options for 500 shares of Common Stock on May 15 of each year the Independent Director continues in office ("Annual Grant").

     The Plan Amendment would retain the number of shares subject to the Initial Grant of options at 2,500 shares. In lieu of the Annual Grant, the Plan Amendment would grant options for 1,000 shares of Common Stock to each Independent Director on the 15th day of the second month of each calendar quarter, beginning with the third quarter of 1997. The Board of Directors believes the increase in the number of shares subject to options granted to Independent Directors is appropriate, given that the Company is now traded on the American Stock Exchange and that it is currently anticipated that option grants under the Plan will be the sole compensation paid to the Corporation's Independent Directors for their services.

     Exercise Price. The exercise price per share for options granted to an Independent Director is the fair market value of the Common Stock on the grant date.

     Exercise and Duration of Options. An Independent Director may not exercise any option before the first anniversary of the grant. On and after the first anniversary of the grant, options for all the shares subject to an Annual Grant and options for no more than 33% of the shares subject to the Initial Grant can be exercised. On or after the second anniversary of the grant, options for no more than 67% of the shares subject to the Initial Grant could be exercised. On or after the third anniversary of the grant options for all of the shares subject to the Initial Grant could be exercised. An Independent Director can exercise his options at any time during the 12 months following the end of his service as a director to the extent that the options were exercisable immediately prior to the end of his service. If the Plan Amendment is approved, options granted each quarter would become exercisable on the first anniversary of the grant.

         General Provisions

     Shares Subject to Options. The shares that may be issued upon the exercise of options granted under the Plan will be authorized and unissued shares of Common Stock. When options are for any reason canceled, or expire or terminate unexercised, the shares subject to such options will again be available for option grants.

     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Corporation, the Corporation will make such adjustments, if any, as are appropriate in the number and kind of shares authorized by the Plan, the number and kind of shares covered by the options granted, and in the exercise price.

     Payment of Exercise Price. The exercise price for options granted pursuant to the Plan may be paid in cash or in shares of Common Stock held for at least six months, or a combination of both.

     Change in Control. The Plan currently provides that upon a "change in control" of the Corporation, all options previously granted but not exercisable will immediately become fully exercisable. The Plan currently defines a "change in control" as occurring whenever such a change would be required to be reported under certain federal securities laws, and specifically when (a) a shareholder or group acquires 30% of the Corporation's voting stock, (b) a substantial change occurs in the composition of the Board of Directors, (c) there is a substantial transfer of the Corporation's assets, (d) a change in control is contemplated by agreement, or (e) the Board of Directors adopts a resolution to the effect that a potential change of control has occurred. This definition is set forth in Section 2.2(b) of the Plan, as amended and restated, in Appendix A.

     The Committee currently has discretion to provide in option agreements with employees that options would not become immediately exercisable upon a change in control. Thus, the Committee could limit application of the change in control provisions to those employees involved in the Corporation's strategic planning for whom certain transactions in the best interest of the Corporation might otherwise result in the termination of their own unexercised options. In addition, the Plan currently provides that the change-in-control provisions do not apply to transactions approved by a majority of the Corporation's directors who were in office at the beginning of the two-year period preceding the Board's vote on the transaction, or whose nomination or election was approved by a vote of two-thirds of such directors ("Continuing Directors").

     The Plan Amendment provides that options granted on or after the effective date of the Plan Amendment may become immediately exercisable upon a change in control if the Committee elects to include a provision to that effect in the option agreement relating to the option. The Plan Amendment provides that the acceleration of the exercisability of options granted on or after the effectiveness of the Plan Amendment will be governed by the definition of "change in control" set forth in Section 2.2(a) of the Plan, as amended and restated, in Appendix A. The events that would constitute a "change in control" under each of the two definitions that would be included in the Plan are similar. The exclusion of transactions approved by a majority of the Continuing Directors from the definition of change in control would not apply to options granted after the effective date of the Plan Amendment.
  In addition, the definition of "change in control" set forth in Section 2.2(a) of the Plan provides that any shareholder or group of shareholders who currently hold securities representing 30% of the Corporation's voting power would trigger the occurrence of a change in control by increasing the relative percentage of the Corporation's voting power of the shareholder or group by 5% through the acquisition of additional securities of the Corporation.

     The foregoing summary of the provisions of the Plan and the Plan Amendment with respect to a change of control of the
 Corporation is brief and qualified in its entirety by reference to the Plan, as amended and restated, included in Appendix A.

     Amendment. The Board of Directors may discontinue the Plan at any time and may amend the Plan as may be permitted by law, except the Board may not revoke or alter, in any manner unfavorable to the holders, any options then outstanding, nor may the Board amend the Plan without the approval of the Corporation's shareholders so as to (a) increase the maximum number of shares as to which options may be granted under the Plan; (b) decrease the minimum exercise price; (c) extend the term of the Plan beyond 20 years of the maximum term of the options granted beyond 10 years; (d) withdraw the administration of the Plan from the Stock Option Committee;
(e) decrease, directly or indirectly, the exercise price applicable to any option.

     Nontransferability of Options. No option granted under the Plan may be transferred except by will or the laws of descent and distribution.

     Tax Withholding. The Plan Amendment adds a provision giving the Committee discretion to permit an option holder to satisfy any withholding obligation by directing the Corporation to retain shares of stock from the option being exercised that have a fair market value equal to the amount required to be withheld. See "Federal Income Tax Consequences."

          Federal Income Tax Consequences


     Options granted under the Plan are nonqualified stock options ("NSO") under the Internal Revenue Code of 1986, as amended. The holder of an NSO does not recognize taxable income as a result of the grant of an NSO. However, upon the exercise of an NSO (whether the purchase price is paid in cash or partly or entirely with shares of Common Stock already owned by the optionee), an optionee recognizes ordinary income in an amount equal to the difference between the fair market value on the date of exercise of the shares received on exercise and the option exercise price. Such amount is subject to applicable withholding requirements and is deductible for tax purposes by the Corporation.

     The tax basis of shares purchased is the fair market value of the shares on the date of exercise, except that to the extent already owned shares are tendered as part of the purchase price, a like number of shares received upon exercise will have the same tax basis and holding period as the shares tendered. If the shares purchased pursuant to the exercise of an NSO are held as a capital asset for more than one year (including in the holding period of any shares received in exchange for shares surrendered, the holding period of the surrendered shares), any gain or loss recognized upon the sale of the shares will be taxed as a long-term capital gain or loss.

     When an officer or director who is subject to Section 16(b) of the Exchange Act exercises an NSO, the optionee will recognize ordinary income for federal income tax purposes on the first date that sale of such shares would not be subject to potential liability under Section 16(b) of the Exchange Act.
  The optionee may make an appropriate election within thirty days after the date of exercise, in which case the optionee is taxed at the date of exercise as if he were not an insider.
  The ordinary income recognized will be the excess, if any, of the fair market value of the Common Stock on such later date over the option price, and the Corporation's deduction also will be deferred until such later date.

          New Plan Benefits

     The table below sets forth the amounts that would have been received if the Plan Amendment had been in effect in 1996 by the executive officers named in the summary compensation table on page 6 and the Corporation's executive officers, Independent Directors, and non-executive officers, in each case taken as a group. Awards to employees under the Plan will continue to be at the discretion of the Executive Committee and therefore any benefit to employees from the Plan
Amendment cannot be determined.

          NEW PLAN BENEFITS

          1988 Stock Option Plan


Name and Position      Dollar Value ($)(1)     Number of
Units (2)

Richard W. Smith
President and Chief Executive Officer     $0     0

James P. Buren
Former Executive Vice President - Technology     $0     0

Roland Esnis.....$0.....0

Executive Group.....$0.....0

Non-Executive Director Group     $77,000     8,000
(Independent Directors)

Non-Executive Officer Employee Group     $0     0


(1) Based on the closing market price of the Common Stock on November 7, 1997.
(2)  Represents number of shares underlying stock options.


     The Plan Amendment will be approved if the number of votes cast for the Plan Amendment exceeds the number of votes cast against it at a shareholders meeting at which a majority of the shares of Common Stock outstanding are represented.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL AND RATIFICATION OF THE AMENDMENTS TO THE
1988 STOCK OPTION PLAN.


INFORMATION CONCERNING INDEPENDENT AUDITORS

     The firm of Ernst & Young LLP, Certified Public Accountants, served as independent auditors for the Corporation in 1996. Representatives of Ernst & Young LLP, will be present at the 1997 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.


          GENERAL

     Proposals of Shareholders

     It is anticipated that the 1998 Annual Meeting will be held during the second quarter of 1998. Any proposals by shareholders to be presented at the 1998 Annual Meeting must be received by the Secretary of the Corporation prior to February 10, 1998, to be included in the Proxy Statement for the 1998 Annual Meeting.

     Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Corporation's executive officers and directors and persons who beneficially own more than 10% of the Corporation's
Common Stock (collectively, "Reporting Persons") to file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission.
Reporting Persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received or written representations from certain Reporting Persons that no Form 5s were required, the Corporation believes that during fiscal 1996, all the Reporting Persons complied with all applicable filing requirements, except as noted below, EPI Corporation, John P. Snyder, Max G. Baumgardner, J. Ben Cress, Robert
H. Loeffler, Grace B. Wilkins, James E. Buchart and Henry Schumpf each filed a Form 4 report with respect to nine transactions by EPI Corporation in June, July, August, September and October 1996 after the reports were due.
Roland Esnis filed a Form 3 report after the report was due.


     Other Matters

     All expenses of preparing, printing, mailing, and delivering the proxy card and all materials used in the solicitation of proxy cards will be borne by the Corporation. In addition to the use of the mail, proxy cards may be solicited by personal interview, telephone, and telegraph by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Corporation's Common Stock held of record by them and will pay reasonable expenses of these persons for forwarding the soliciting materials.

     The officers and directors of the Corporation do not know of any matters to be presented for shareholder approval at the meeting other than those described in this Proxy Statement. If any other matters should come before the meeting, the Board of Directors intends that the persons named in the enclosed proxy card, or their substitutes, will vote the shares represented by the proxy card in accordance with their best judgment on such matters.

                       By Order of the Board of Directors

                       John P. Snyder, Secretary


Louisville, Kentucky
November 17, 1997









          APPENDIX A

          STRATEGIA CORPORATION
          1988 STOCK OPTION PLAN

          As Amended and Restated As of November 13, 1997


     This is the 1988 Stock Option Plan (the "Plan"), as amended and restated as of November 13, 1997 (the
"Effective Date"), of Strategia Corporation (formerly
Dataguard Recovery Services, Inc.), a Kentucky corporation (the "Corporation"), pursuant to which the Corporation may grant options to purchase shares of the Corporation's common stock.

     Section 1 - PURPOSE

     The Corporation adopts this compensation program for certain employees and directors to (a) increase the profitability and growth of the Corporation;
(b) provide competitive executive compensation while obtaining the benefits of tax deferral; (c) attract and retain exceptional personnel and encourage excellence in the performance of individual responsibilities; and (d) motivate employees to contribute to the Corporation's success.

     Section 2 - DEFINITIONS

     For purposes of the Plan, the following terms shall have the meanings below unless the context clearly indicates otherwise:

2.1 "Beneficial Owner" or "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.2 "Board" shall mean the Board of Directors of the Corporation.

2.3  "Change of Control" of the Corporation shall mean

 (a) for Options granted on or after the Effective Date,
(i) an event or series of events which have the effect of any "Person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than any trustee or other fiduciary holding securities of the Corporation under any employee benefit plan of the Corporation, becoming the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding stock; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the appointment or election, or the nomination for election by the stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) the business of the Corporation is disposed of pursuant to a partial or complete liquidation, sale of assets, or otherwise. A Change in Control shall also be deemed to occur if (i) the Corporation enters into an agreement, the consummation of which would result
 in the occurrence of a Change in Control, (ii) any Person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control, or
(iii) the Board adopts a resolution to the effect that a potential Change in Control for purposes of this Plan has occurred. Notwithstanding the forgoing, (i) if, as of the Effective Date, any Person is the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding stock, then the ownership of stock in the Corporation by that person will not constitute a Change in Control unless and until such time as such Person has increased his relative percentage of voting power by 5% or more by acquiring Beneficial Ownership of additional securities of the Corporation; and (ii) if, as the result of the Corporation's acquisition of securities of the Corporation, the number of shares of stock of the Corporation outstanding decreases and the proportionate percentage of voting power of the securities of the Corporation Beneficially Owned by a Person increases to 30% or more, then the ownership of securities in the Corporation by that Person will not constitute a Change in Control unless and until such time as such Person has increased his relative percentage of voting power by 5% or more by acquiring Beneficial
Ownership of additional securities of the Corporation.

 (b) for Options granted before the Effective Date, a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (A) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Corporation representing 30% or more of the combining voting power of the Corporation's then outstanding stock; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (C) the business of the Corporation for which the Optionee's services are principally performed is disposed of by the Corporation pursuant to a partial or complete liquidation of the Corporation, a sale of assets of the Corporation, or otherwise. A Change in Control shall also be deemed to occur if (A) the Corporation enters into an agreement, the consumption of which would result in the occurrence of a Change in Control of the Corporation, (B) any Person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation, or (C) the Board adopts a resolution to the effect that a Change in Control of the Corporation for purposes of this Plan has occurred. Notwithstanding the forgoing, a Change in Control shall not be deemed to occur under this Section 2.3(b) in the case of any transaction approved by a majority of the directors still in office who were in office two years prior to such vote on such transaction, or whose election or nomination for election by the Corporation's shareholders was approved by two-thirds of the directors then in office who were in office at the beginning of the period.
The Committee may provide in an amended Stock Option
Agreement governing an Option granted before the Effective
 Date that the definition of Change in Control in Section
2.3(a) shall apply to particular Options, rather than the definition in this Section 2.3(b).

2.4  "Code" shall mean the Internal Revenue Code of
1986, as it may be amended from time to time.

2.5  "Committee" shall mean the Corporation's Stock
Option Committee appointed by the Board pursuant to
Section 4.1.

2.6 "Disability" shall mean a physical or mental condition of an Optionee resulting from bodily injury or disease or mental disorder which renders an Optionee incapable of continuing the further performance of the Optionee's normal employment activities with the Corporation and which is expected to be permanent and continuous for the remainder of the Optionee's life, provided that Disability shall not include any disability that results from the Optionee's engagement in a criminal enterprise, habitual drunkenness, addiction to narcotics or intentionally self-inflicted injury.
The determination of the Committee on any question involving disability shall be conclusive and binding.

2.7 "Employee" shall mean an employee of the Corporation or any of its Subsidiaries who has been designated by the Committee, under the criteria in Section 5, as eligible to participate in the Plan.

2.8 "Fair Market Value" shall have the meaning specified in Section 6.1.

2.9	"Independent Director" shall mean a Director
who has been elected by the Corporation's shareholders and who is not an Employee.

2.10 "Option" shall mean an option to purchase Stock granted under Sections 6 or 7 of the Plan.

2.11 "Option Period" shall mean the period from the date of the grant of an Option to the date when the Option expires as stated in the terms of the Stock Option
Agreement.

2.12	"Optionee" shall mean an Employee or Independent
Director who has been granted an Option to purchase shares of Stock under the provisions of the Plan.

2.13	"Plan" shall mean this Strategia Stock Option Plan.

2.14	"Retirement" shall mean Termination of Employment
with the Corporation or any of its Subsidiaries after attaining age 65 (or earlier with the Corporation's or the Subsidiary's consent).

2.15	"Stock" shall mean the Corporation's voting common
stock of no par value per share.

2.16	"Stock Option Agreement" shall mean an agreement
between an Optionee and the Corporation covering the specific terms and conditions of an Option.

2.17	"Subsidiary" or "Subsidiaries" shall mean any
corporation which at the time qualifies as a subsidiary of the Corporation under the definition of "subsidiary corporation" in Section 424(f) of the Code.

2.18	"Termination of Employment" shall be deemed to have
occurred at the close of business on the last day on which an Employee is carried as an active employee on the records of the Corporation or any of its Subsidiaries.
The Committee shall determine whether an authorized leave of absence, or other absence on military or government service, constitutes severance of the employment relationship between the Corporation or a Subsidiary and the Employee.


Section 3 -- STOCK SUBJECT TO THE PLAN

3.1 Authorized Stock. Subject to adjustment as provided in this Section 3, the maximum aggregate number of shares of Stock that may be subject to Options under the Plan shall be the greater of 900,000 shares or 15% of the shares of Stock outstanding from time to time
(the "Aggregate Maximum"). If a change in the number of outstanding shares of Stock occurs that both (i) is not provided for in Section

3.3 of this Plan and (ii) would cause the foregoing calculation to result in a number of shares greater than the Aggregate Maximum in effect immediately prior to the change, the Aggregate Maximum shall be immediately and automatically increased to that greater number. The Aggregate Maximum shall not be decreased except pursuant to Section 3.3 or an amendment to this Plan.

3.2  Effect of Expirations and Terminations.  If any
Option granted under the Plan expires or terminates without being exercised in full, any shares of Stock for which the Option was not exercised shall be available to be rewarded under the Plan. In other words, the unexercised shares will be treated as if they were never made subject to an Option for purposes of determining whether the aggregate number of shares made subject to Options exceeds the Aggregate Maximum.

3.3	Adjustments in Authorized Shares.  In the event
of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of the Corporation affecting the number of shares of Stock or the kind of shares or securities issuable upon exercise of an Option, an appropriate and proportionate adjustment shall be made by the Committee in the number and kind of shares which may be delivered under the Plan, and in the number and kind of or price of shares subject to outstanding
Options; provided that the number of shares subject to
 any Option shall always be a whole number.
If the Corporation shall at any time merge, consolidate with or into another corporation or association, or enter into a statutory share exchange or any other similar transaction in which shares of Stock are converted as a matter of law into securities and/or other property, each Optionee will thereafter receive, upon the exercise of an Option, the securities or property to which a holder of the number of shares of Stock then deliverable upon the exercise of such Option would have been entitled if such Option had been exercised immediately prior to such merger, consolidation, or share exchange and the Corporation shall take such steps in connection with such merger, consolidation or share exchange as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as is reasonably possible, in relation to any securities or property thereafter deliverable upon the exercise of such Option.
  A sale of all or substantially all the assets of the Corporation for a consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes, and any merger or consolidation shall be deemed a Change in Control as defined in Section 2.3.


Section 4 -- ADMINISTRATION

4.1 Committee Governance. This Plan shall be administered by a Stock Option Committee, which shall consist of two or more persons appointed by the Board, who are not employees of the Corporation or a Subsidiary.
  The number of Committee members shall be determined by the Board. The Board shall add or remove members from the Committee as the Board sees fit, and vacancies shall be filled by the Board. The Committee shall select one of its members as the chairperson of the Committee and shall hold meetings at such times and places as it may determine. The Committee may appoint a secretary and, subject to the provisions of the Plan and to policies determined by the Board, may make such rules and regulations for the conduct of its business as it shall deem advisable. Written action of the Committee may be taken by a majority of its members, and actions so taken shall be fully effective as if taken by a vote of a majority of the members at a meeting duly called and held. A majority of Committee members shall constitute a quorum for purposes of meeting. The act of a majority of the members present at any meeting for which there is a quorum shall be a valid act of the Committee.

4.2 Committee to Interpret Plan. Subject to the express terms and conditions of the Plan, the Committee shall have sole power to (i) construe and interpret the Plan; (ii) to establish, amend or waive rules and for its administration; (iii) to determine and accelerate the exercisability of any Option; (iv) to correct inconsistencies in the Plan or in any Stock
Option Agreement, or any other instrument relating to an Option; and (v) subject to the provisions of
Section 9, to amend the terms and conditions of any outstanding Option, to the extent such terms and conditions are within the discretion of the Committee as provided in the Plan. Notwithstanding the foregoing, no action of the Board or the Committee may, without the consent of the person or persons entitled to exercise any outstanding Option, adversely affect the rights of such person or persons.

4.3 Exculpation. No member of the Board or the Committee shall be liable for actions or determination made in good faith with respect to the Plan, or for awards under it.

4.4 Selection of Employee Optionees. The Committee shall have the authority to grant Options from time to time to such Employees as may be selected by it in its sole discretion in accordance with Section 5.

4.5 Decisions Binding. All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Corporation, its shareholders, Optionees and their estates and beneficiaries.

4.6  Stock Option Agreements.  Each Option under the
Plan shall be evidenced by a Stock Option Agreement which shall be signed by the chairman of the Committee and by the Optionee, and shall contain such terms and conditions as may be approved by the Committee, which need not be the same in all cases. Any Stock Option
Agreement may be supplemented or amended in writing from time to time as approved by the Committee, provided that the terms of such Agreements as amended or supplemented, as well as the terms of the original
Stock Option Agreement, are not inconsistent with the provisions of the Plan. An Employee or Independent Director who receives an Option under the Plan shall not, with respect to the Option, be deemed to have become an Optionee, or to have any rights with respect to the Option, unless and until the Employee or Independent Director has executed a Stock
 Option Agreement or other instrument evidencing the Option and shall have delivered an executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of the Option. The Committee may condition any Option grant upon the agreement by the Optionee to such confidentiality, non-competition and non-solicitation covenants as the Committee deems appropriate.


     Section 5 -- ELIGIBILITY

   Employees of the Corporation and its Subsidiaries who are expected to contribute substantially to the growth and profitability of the Corporation and its Subsidiaries are eligible for selection by the Committee under Section 4.4 to receive Options.
Independent Directors shall also receive Options as provided in Section 7.

     Section 6 -- GRANT OF OPTIONS TO EMPLOYEES

6.1 Option Price. The purchase price per share of Stock covered by an Option granted to an Employee shall be determined by the Committee but shall not be less than 75% of the fair market value
(the "Fair Market Value") of such Stock on the date the Option is granted. The Fair Market Value shall be determined by the Committee in its sole discretion, provided that, if the Corporation's Stock is publicly traded on an established securities market, the Fair Market Value shall be the closing market price of the Corporation's Stock as reported on the date of grant, or, if no trades were reported on that date, the closing price on the most recent trading day immediately preceding the date of the grant.

6.2 Option Period. The Option Period shall be determined by the Committee, but no Option shall be exercisable later than ten years from the date of grant.
No Option may be exercised at any time unless such Option is valid and outstanding as provided in this Plan.

6.3 Nontransferability of Options. No Option shall be transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such option shall be exercisable, during the Optionee's lifetime, only by the Optionee.


Section 7 -- OPTION GRANTS TO INDEPENDENT DIRECTORS

7.1 Grant of Option. (i) Each Independent Director who was not a director of the Corporation on May 15, 1989, will automatically be granted an Option for 2,500 shares of Stock on the May 15th following his election to the Board by the Corporation's shareholders; (ii) each Independent Director in office on May 15, 1989 or on May 15th of any succeeding year through May 15, 1996 will automatically be granted an Option for 500 shares of Stock; and (iii) each Independent Director in office on May 15, 1997 or on any subsequent May 15, August 15,
November 15, or February 15 will automatically be granted an Option for 1,000 shares of Stock on each such quarterly date.

7.2 Exercise Price. The exercise price per share for an Option granted to an Independent Director shall be the Fair Market Value of the Stock on the date the Option is granted, determined in accordance with
Section 6.1.

7.3 Exercise. An Independent Director shall not exercise any Option before the first anniversary of the date the Option is granted. Thereafter, Options for no more than 33% of the shares subject to Options granted pursuant to Section 7.1(i) shall be exercisable on and after the first anniversary of the date the Option is granted. Options for no more than 67% of the shares subject to such Options may be exercised on and after the second anniversary of the date the Option is granted.
  Options for 100% of the shares subject to such Options may be exercised on or after the third anniversary of the date the Option is granted.  Options granted under
 Section 7.1(ii) shall be exercisable immediately on and after the first anniversary of the date the Option is granted.

7.4 Duration of Options. If an Independent Director shall cease to serve as a director of the Corporation, the Independent Director shall have the right to exercise his Options at any time within 12 months of the end of his service as a director to the extent that he was entitled to exercise his Options immediately prior to the end of his service.

7.5  Other Terms and Conditions.  Options granted to
Independent Directors shall be subject to all other terms and conditions of the Plan except those set forth in Sections 6.2, 8.1 and 8.3.

Section 8 -- EXERCISE OF OPTIONS

8.1 Exercise. An Option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the Option may be exercised at a particular time and to such other conditions (e.g., exercise could be conditioned on performance) as the Committee in its discretion may specify upon granting the Option or as otherwise provided in this Section 8.

8.2  Method of Exercise.  To exercise an Option, the
Optionee or the other person(s) entitled to exercise the Option shall give written notice of exercise to the Committee, specifying the number of full shares to be purchased. Such notice shall be accompanied by payment in full in cash for the Stock being purchased plus any required withholding tax as provided in Section 11. Alternatively, payment for the Stock, in full or in part, may be made in the form of Stock owned by the Optionee for at least 6 months (based on the Fair Market Value of the Stock on the date the Option is exercised) evidenced by negotiable Stock certificates registered either in the sole name of the Optionee or the names of the Optionee and spouse, or by any combination of cash or shares. No shares of Stock shall be issued unless the Optionee has fully complied with the provisions of this Section 8.2.

8.3 Termination of Employment. Unless the Committee provides in a Stock Option Agreement that options granted to an Employee shall terminate after longer or shorter periods than those set forth in this Section
 8.3, if the Optionee's employment by the Corporation or a Subsidiary shall terminate, his Option shall terminate immediately thereupon, except that:

(i) If an involuntary Termination of Employment is without cause, the Employee shall have the right, subject to Section 6.2, to exercise his Option at any time within 18 months after such termination to the extent that he was entitled to exercise the same immediately prior to such termination.

 (ii) If any Termination of Employment is due to Retirement with the consent of the Corporation, the Employee shall have the right, subject to Section 6.2, to exercise his Option at any time within 24 months after such Retirement to the extent that he was entitled to exercise the same immediately prior to Retirement.

(iii) If any Termination of Employment is due to Disability, the Employee's Options shall become exercisable without regard to whether they were exercisable immediately prior to such termination, and the Employee shall have the right, subject to
Section 6.2, to exercise his Options at any time within 24 months from the date of his Termination of
 Employment.

(iv) If the Optionee shall die in the employment of the Corporation or a Subsidiary, his Options shall become immediately exercisable without regard to whether they were exercisable immediately prior to his death, and his estate, personal representative, or beneficiary shall have the right, subject to
Section 6.2, to exercise his Options at any time within 24 months from the date of the death of the
 Employee.

     Whether any Termination of Employment is to be considered involuntary and without cause or a Retirement with the consent of the Corporation so as not to constitute termination of the Options granted under this Plan shall be determined by the Committee, and the Committee's determination shall be final.


Section 9 -- AMENDMENTS AND TERMINATION

9.1 Amendments and Termination. The Committee may terminate, suspend, amend or alter the Plan, but no action of the Committee may:

(a) Impair or adversely affect the rights of an Optionee under an Option, without the Optionee's consent; or,

(b)  Without the approval of the shareholders:

(i) Increase the total amount of Stock which may be delivered under the Plan except as is provided in
Section 3 of the Plan;

(ii) Decrease the option price of any Option to less than the option price on the date the Option was granted;

(iii)  Extend the maximum Option Period, or

(iv) Extend the period during which Options may be granted, as specified in Section 13.

9.2 Conditions on Options. In granting an Option, the Committee may establish any conditions that it determines are consistent with the purposes and provisions of the Plan, including, without limitation, a condition that the granting of an Option is subject to the surrender for cancellation of any or all outstanding Options held by the Optionee. Any new
Option made under this Section may contain such terms and conditions as the Committee may determine, including an exercise price that is lower than that of any surrendered Option.

9.3 Selective Amendments. Any amendment or alteration of the Plan may be limited to, or may exclude from its effect, particular classes of Optionees.


Section 10 -- GENERAL PROVISIONS

10.1 Unfunded Status of Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income
Security Act of 1974, as amended, and shall not extend, with respect to any payments not yet made to an Optionee, any rights that are greater than those of a general creditor of the Corporation.

10.2  Transfers, Leaves of Absence and Other Changes in
Employment Status. For purposes of the Plan (i) a transfer of an Employee from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another; or (ii) a leave of absence, duly authorized in writing by the Corporation or a Subsidiary, for military service or sickness, or for any other purpose approved by the Corporation or a Subsidiary if the period of such leave does not exceed 90 days; or (iii) any leave of absence in excess of 90 days approved by the Corporation, shall not be deemed a Termination of Employment. The Committee, in its sole discretion subject to the terms of the Stock
Option Agreement, shall determine the disposition of all Options made under the Plan in all cases involving any substantial change in employment status other than as specified herein.

10.3 Restrictions on Distribution of Stock. The Committee may require Optionees receiving Stock pursuant to any Option under the Plan to represent to and agree with the Corporation in writing that the Optionee is acquiring the shares for investment without a view to distribution thereof.
No shares shall be issued or transferred pursuant to an Option unless the Committee determines, in its sole discretion, that such issuance or transfer complies with all relevant provisions of law, including but not limited to, the (i) limitations, if any, imposed in the state of issuance or transfer, (ii) restrictions, if any, imposed by the Securities Act of 1933, as amended, the Exchange Act, and the rules and regulations promulgated thereunder, and
(iii) requirements of any stock exchange upon which the Corporation's shares may then be listed. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

10.4 Assignment Prohibited. Subject to the provisions of the Plan and the Stock Option Agreement, no Option shall be assigned, transferred, pledged or otherwise encumbered by the Optionee otherwise than by will or by the laws of descent and distribution, and such Options shall be exercisable, during the Optionee's lifetime, only by the
 Optionee. Options shall not be pledged or hypothecated in any way, and shall not be subject to any execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of an Option contrary to the provisions of the Plan, or the levy of any process upon an Option, shall be null, void and without effect.

10.5  Other Compensation Plans.  Nothing contained in the
Plan shall prevent the Corporation from adopting other compensation arrangements.

10.6 Limitation of Authority. No person shall at any time have any right to receive an Option hereunder and no person shall have authority to enter into an agreement on behalf of the Corporation for the granting of an Option or to make any representation or warranty with respect thereto, except as granted by the Board or the Committee.
  Optionees shall have no rights in respect to any Option except as set forth in the Plan and the applicable Stock
Option Agreement.

10.7 No Right to Employment. Neither the action of the Corporation in establishing the Plan, nor any action taken by it or by the Board or the Committee under the Plan or any Stock Option Agreement, or any provision of the Plan, shall be construed as giving to any person the right to be retained in the employ of the Corporation or any Subsidiary.

10.8 Change of Control. For Options granted on or after the Effective Date, the Committee may provide in the Stock
Option Agreement that in the event of a Change of Control, Options granted under the Plan shall become exercisable in full whether or not otherwise exercisable at such time, and any such Option shall remain exercisable in full thereafter until it expires pursuant to its terms.

     For Options granted prior to the Effective Date, unless the Committee otherwise provides in a Stock Option Agreement, upon a Change in Control of the Corporation, all Options granted under the Plan and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by the passage of time in accordance with the provisions of Sections 6.2 of the Plan relating to periods of exercisability.

10.9 Option Period. No Option granted under the Plan shall be exercisable or payable more than 10 years from the date of grant.

10.10 Not a Shareholder. The person or persons entitled to exercise, or who have exercised, an Option shall not be entitled to any rights as a shareholder of the Corporation with respect to any shares subject to the Option until such person or persons shall have become the holder of record of such shares.

10.11 Headings. The headings in this Plan have been inserted solely for convenience of reference and shall not be considered in the interpretation or construction of this Plan.

10.12 Governing Law. The validity, interpretation, construction and administration of this Plan shall be governed by the laws of the Corporation's state of incorporation, as it may change from time to time.


Section 11 -- TAXES

11.1 Tax Withholding. All Optionees shall make arrangements satisfactory to the Committee to pay to the Corporation, at the time of exercise in the case of a Nonqualified Stock Option, any federal, state or local taxes required to be withheld with respect to such shares. If such Optionee shall fail to make such tax payments as are required, the Corporation and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Optionee.

11.2 Share Withholding. If permitted by the Committee, the tax withholding obligation may be satisfied by the Corporation retaining shares of Stock with a fair market value equal to the amount required to be withheld.


Section 12 -- EFFECTIVE DATE OF PLAN

     This Amended and Restated Plan shall be effective on the Effective Date when the Board adopts the Plan, subject to approval of the Plan by a majority of the total votes eligible to be cast at a meeting of shareholders following adoption of the Plan by the Board; provided, however, that Options may be granted before obtaining shareholder approval of the Plan, but any such Options shall be contingent upon such shareholder approval being obtained and may not be exercised before such approval.


Section 13 -- TERM OF PLAN

Unless terminated earlier by the Committee, no Option shall be granted under the Plan more than twenty years after the original effective date of the Plan of April 7, 1988.